Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED  PUBLIC ACCOUNTING FIRM

TO: Microfield Group, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 Registration Statement  of our report which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated September 15, 2006, relating to the financial statements of EnergyConnect, Inc. and to the reference to our Firm under the caption  “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
August 2, 2006